Exhibit 99.1

Radius Global Infrastructure Reports Third Quarter 2022 Results

Revenue Increased 29% YoY

NEW YORK – November 8, 2022 - Radius Global Infrastructure, Inc. (Nasdaq: RADI) (“Radius” or the “Company”), one of the largest international owners and acquirors of real property interests and contractual rights underlying essential digital infrastructure assets, today reported financial results for the quarter ended September 30, 2022.

Bill Berkman, Co-Chairman and CEO of Radius Global Infrastructure, commented:

“We generated quarterly revenue of $35.3 million, up 29% from the third quarter of 2021, and we invested $70.1 million (excluding related SG&A) to acquire $4.9 million of annualized rents from new digital infrastructure sites. When combined with enhanced contractual escalator growth of 4.8% (vs. 3.3% in the comparative prior period), these acquisitions drove 21% year-over-year growth in Annualized In-Place Rents to $133.6 million as of September 30, 2022.

With approximately $500 million in cash and cash equivalents on the balance sheet available to invest and with all of our debt fixed or capped with a blended cash coupon of 3.6%, we remain well-positioned to execute on our disciplined approach to capital allocation supporting our growth strategy.

Amidst the volatility of the present macroeconomic environment, we strongly believe that our business of acquiring triple net rents underlying critical digital and data infrastructure will continue to drive attractive long-term, durable risk-adjusted and tax-efficient returns for our shareholders, especially with the benefit of uncapped contractual escalators and flexibility for additional organic growth.”

QUARTERLY RESULTS

Revenue increased 29% to $35.3 million for the three months ended September 30, 2022, as compared to revenue of $27.5 million for the three months ended September 30, 2021. The increase was primarily attributable to the additional revenue streams from investments in real property interests made during the past year, partially offset by unfavorable foreign exchange rate effects as compared with the third quarter of 2021.

Gross Profit rose 25% to $33.6 million during the three months ended September 30, 2022, as compared to gross profit of $26.9 million in the corresponding prior year period, while the Company generated a gross profit (or ground cash flow) margin of approximately 95% during the three months ended September 30, 2022. Ground cash flow margin has been impacted by expenses associated with fee simple interests acquired, primarily for property taxes.

Annualized In-Place Rents (“AIPR”) increased to $133.6 million as of September 30, 2022, an increase of $23.2 million or 21% over AIPR of $110.4 million as of September 30, 2021. On a constant currency basis, AIPR would have increased 38% year-over-year to $151.9 million as of September 30, 2022.

YEAR-TO-DATE RESULTS

Revenue increased 32% to $98.5 million for the nine months ended September 30, 2022, as compared to revenue of $74.6 million for the nine months ended September 30, 2021.

Gross Profit rose 28% to $93.9 million for the nine months ended September 30, 2022, as compared to gross profit of $73.3 million in the corresponding prior year period.

Investments in Real Property Interests and Related Intangible Assets, as identified in the Company’s Condensed Consolidated Statements of Cash Flows, was $338.2 million and $354.0 million for the nine months ended September 30, 2022 and 2021, respectively. For the nine months ended September 30, 2022, investments in real property interests and related intangible assets were impacted by the effects of unfavorable foreign exchange rates, reducing these cash outflows by approximately $26.9 million. Excluding this foreign exchange impact, investments in real property interests and related intangible assets increased by $11.1 million, or 3%, for the nine months ended September 30, 2022 over the corresponding prior year period.

Acquisition Capex was $324.2 million and $359.7 million for the nine months ended for the nine months ended September 30, 2022 and September 30, 2021, respectively, or a decrease of $35.5 million, or 10%, for the nine months ended September 30, 2022 over the nine months ended September 30, 2021. On a constant currency basis, Acquisition Capex would have increased 5% year-over-year to $378.0 million during the nine months ended September 30, 2022.

Please refer to the GAAP financial disclosures, reconciliations and comparisons to non-GAAP financial measurements set forth below and in the Company’s Form 10-Q for the quarter ended September 30, 2022. The Company pays for its acquisitions of real property (and other) interests either with a one-time payment at the time of acquisition or, under certain circumstances, with a combination of upfront payments and future contractually committed payments over a period of time, in each case pursuant to the individual acquisition agreement. In the Condensed Consolidated Statements of Cash Flows, the one-time and upfront cash payments are reported as Investments in Real Property Interests and Related Intangible Assets. The total cash spent and the commitment for future payments in any given period for the acquisition of real property (and other) interests, adjusted for changes in foreign currency, is our Acquisition Capex. Acquisition Capex is a non-GAAP metric, albeit one the Company believes is valuable to readers of the Company’s financial statements in assessing the Company’s financial performance and growth. Please refer to the table below for a full reconciliation of Investments in Real Property Interests and Related Intangible Assets to Acquisition Capex.

LIQUIDITY

As of September 30, 2022, Radius had $516.7 million of total cash and cash equivalents and restricted cash. Of this amount, approximately $494.0 million was available to deploy for asset acquisitions. Radius also had $1.2 billion of available uncommitted borrowing capacity under various debt facilities in addition to the ability to access the worldwide credit and capital markets, subject to market conditions, in order to issue additional debt or equity if needed or desired.

FINANCING TRANSACTIONS

The summary below presents significant financing activities that have occurred in 2022.

•

In April 2022, Radius borrowed $165 million under a new credit facility that matures in April 2027. Radius used the proceeds of this new facility to repay amounts outstanding under an existing credit facility that was scheduled to mature in October 2023. The initial borrowing accrues interest at a fixed annual rate of approximately 3.64%, which will be payable monthly. This compares to a cash pay interest rate of 4.25% under the previous credit facility.

Concurrent with the closing of the transaction, Radius received an ‘A’ rating from Fitch for the facility, which has a leverage cap of 9.75x eligible annual cash flow (defined as Annualized In-Place Rents less a servicing fee).

•

In January 2022, Radius borrowed €225 million ($257.5 million as of the funding date) of the €750 million available under a new financing facility that Radius entered into in December 2021. The initial borrowing accrues interest at a fixed annual rate of approximately 3.2%, which is payable quarterly and will mature in January 2030.

OUTLOOK FOR 2022

Total Acquisition Capex of $324 million for the first three quarters of 2022 keeps Radius on a trajectory to achieve its prior outlook of deploying at least $400 million of Acquisition Capex in 2022. As the Company has previously noted, there may be quarterly variability in the amount of capital deployed.

CONFERENCE CALL INFORMATION

Management will host a webcast and conference call on Wednesday, November 9, 2022 at 10:30 A.M. Eastern Time to review the Company’s third quarter 2022 financial results, discuss recent events and conduct a question-and-answer session.

The live webcast and supplemental materials with additional details regarding the Company’s operating results, financial position and investment portfolio will be available through the “News & Events” section of the Company’s website: https://www.radiusglobal.com/news-events/events-presentations. A replay of the webcast and access to the presentation slides will be available on the Company’s website.

Participants are advised to go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Radius Global Infrastructure Third Quarter 2022 Earnings Conference Call. A telephonic replay can be accessed through November 23, 2022 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 13733172.

About the Company

Radius Global Infrastructure, Inc., through its various subsidiaries, is a multinational owner and acquiror of triple net rental streams and real properties leased to wireless operators, wired operators, wireless tower companies, and other digital infrastructure operators as part of their infrastructure required to deliver a wide range of services.

For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, capital expenditures, Acquisition Capex, results of operations, plans and objectives, including with respect to capital allocation and other financial and organizational matters, and macroeconomic conditions. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “outlook,” “plan,” “continue,” “intend,” “should,” “may”, “will,” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements are summarized below. Other factors besides those summarized could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to: the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with our assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, and regulatory risks and other risks to our operations outside the U.S., including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom; the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given our history of net losses and negative net cash flow; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of our debt agreements limit our flexibility in operating our business; the impact of the ongoing COVID-19 pandemic and the response thereto; and the other factors, risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our subsequent filings under the Exchange Act.

Contacts

Investor Relations:

Jason Harbes, CFA

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in USD thousands, except share and per share amounts)

	Three months ended September 30, 2022	Nine months ended September 30, 2022	Three months ended September 30, 2021	Nine months ended September 30, 2021
Revenue	$35,295	$98,462	$27,464	$74,609
Cost of service	1,713	4,581	549	1,357

Gross profit	33,582	93,881	26,915	73,252

Operating expenses:
Selling, general and administrative	25,543	69,435	18,980	53,235
Share-based compensation	5,375	15,463	3,878	11,823
Amortization and depreciation	21,045	59,120	16,828	46,483
Impairment - decommissions	706	2,743	386	2,780

Total operating expenses	52,669	146,761	40,072	114,321

Operating loss	(19,087)	(52,880)	(13,157)	(41,069)

Other income (expense):
Realized and unrealized gain on foreign currency debt	63,694	146,593	16,540	27,485
Interest expense, net	(16,771)	(49,583)	(12,330)	(33,584)
Other income (expense), net	1,209	(863)	(54)	(1,933)
Gain on extinguishment of debt	—	942	—	—

Total other income (expense), net	48,132	97,089	4,156	(8,032)

Income (loss) before income tax expense (benefit)	29,045	44,209	(9,001)	(49,101)
Income tax expense (benefit)	4,040	297	(92)	5,330

Net income (loss)	25,005	43,912	(8,909)	(54,431)
Net income (loss) attributable to noncontrolling interest	1,458	2,635	(452)	(3,873)

Net income (loss) attributable to stockholders	23,547	41,277	(8,457)	(50,558)
Less: Income allocated to participating securities	(391)	(7)	—	—
Stock dividend payment to holders of Series A Founders Preferred Stock	—	(40,832)	—	(31,391)

Net income (loss) attributable to common stockholders	$23,156	$438	$(8,457)	$(81,949)

Income (loss) per common share:
Basic	$0.24	$0.00	$(0.11)	$(1.21)
Diluted	$0.23	$0.00	$(0.11)	$(1.21)
Weighted average common shares outstanding:
Basic	94,687,356	93,442,372	75,595,090	67,992,054
Diluted	112,179,224	98,841,277	75,595,090	67,992,054

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in USD thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$403,966	$456,146
Restricted cash	2,649	2,085
Trade receivables, net	7,242	7,933
Prepaid expenses and other current assets	27,094	20,685

Total current assets	440,951	486,849

Real property interests, net:
Right-of-use assets - finance leases, net	328,956	301,865
Telecom real property interests, net	1,312,101	1,174,186

Real property interests, net	1,641,057	1,476,051
Intangible assets, net	8,626	7,914
Property and equipment, net	1,117	1,789
Goodwill	80,509	80,509
Deferred tax asset	207	160
Restricted cash, long-term	110,080	173,962
Other long-term assets	20,613	9,701

Total assets	$2,303,160	$2,236,935

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$44,282	$36,995
Rent received in advance	23,901	24,485
Finance lease liabilities, current	15,460	10,567
Telecom real property interest liabilities, current	6,255	3,828

Total current liabilities	89,898	75,875
Finance lease liabilities	20,459	24,766
Telecom real property interest liabilities	6,216	12,884
Long-term debt, net of debt discount and deferred financing costs	1,412,166	1,272,225
Deferred tax liability	67,878	62,296
Other long-term liabilities	10,088	5,231

Total liabilities	1,606,705	1,453,277

Commitments and contingencies
Stockholders’ equity:
Series A Founder Preferred Stock, $0.0001 par value; 1,600,000 shares authorized; 1,600,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Series B Founder Preferred Stock, $0.0001 par value; 1,386,033 shares authorized; 1,386,033 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Class A Common Stock, $0.0001 par value; 1,590,000,000 shares authorized; 95,283,563 and 92,159,612 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	10	9
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized; 12,795,694 and 11,551,769 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	1,054,529	1,038,740
Accumulated other comprehensive loss	(174,689)	(27,784)
Accumulated deficit	(236,855)	(278,132)

Total stockholders’ equity attributable to Radius Global Infrastructure, Inc.	642,995	732,833
Noncontrolling interest	53,460	50,825

Total liabilities and stockholders’ equity	$2,303,160	$2,236,935

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in USD thousands, except share and per share amounts)

	Nine months Ended September 30, 2022	Nine months Ended September 30, 2021
Cash flows from operating activities:
Net income (loss)	$43,912	$(54,431)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	59,120	46,483
Amortization of finance lease and telecom real property interest liabilities discount	1,092	1,019
Impairment - decommissions	2,743	2,780
Realized and unrealized gain on foreign currency debt	(146,593)	(27,485)
Amortization of debt discount and deferred financing costs	4,466	1,029
Provision for bad debt expense	106	265
Share-based compensation	15,463	11,823
Deferred income taxes	(7,898)	2,170
Gain on extinguishment of debt	(942)	—
Change in assets and liabilities:
Trade receivables, net	(293)	(768)
Prepaid expenses and other assets	(10,019)	(3,990)
Accounts payable, accrued expenses and other long-term liabilities	17,015	3,903
Rent received in advance	2,889	4,897

Net cash used in operating activities	(18,939)	(12,305)

Cash flows from investing activities:
Investments in real property interests and related intangible assets	(338,236)	(354,008)
Advance deposits made for real property interest investments	(10,867)	—
Proceeds from sales of real property interests	455	—
Purchases of property and equipment	(281)	(582)

Net cash used in investing activities	(348,929)	(354,590)

Cash flows from financing activities:
Borrowings under debt agreements	427,003	433,440
Repayments of term loans and other debt	(112,129)	(166)
Purchase of capped call options	—	(33,221)
Debt issuance costs	(12,730)	(12,986)
Proceeds from issuance of common stock, net of issuance costs	—	191,461
Proceeds from exercises of stock options and warrants	327	187
Repayments of finance lease and telecom real property interest liabilities	(9,910)	(11,862)

Net cash provided by financing activities	292,561	566,853

Net change in cash and cash equivalents and restricted cash	(75,307)	199,958

Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	(40,191)	(488)
Cash and cash equivalents and restricted cash at beginning of period	632,193	215,448

Cash and cash equivalents and restricted cash at end of period	$516,695	$414,918

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$47,038	$30,666
Cash paid for income taxes	$2,019	$1,884

See accompanying notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

We identify certain additional financial measures not defined by GAAP that provide supplemental information we believe is useful to analysts and investors to evaluate our financial performance and ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross profit and net cash provided by operating activities. These non-GAAP measures exclude the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA is calculated by taking EBITDA and further adjusting for non-cash impairment—decommissions expense, realized and unrealized gains and losses on foreign currency debt, realized and unrealized foreign exchange gains/losses associated with non-debt transactions and balances denominated in a currency other than the functional currency, share-based compensation expense and transaction-related costs recorded in selling, general and administrative expenses incurred for incremental business acquisition pursuits (successful and unsuccessful) and related financing and integration activities. Management believes the presentation of EBITDA and Adjusted EBITDA provides valuable additional information for users of the financial statements in assessing our financial condition and results of operations. Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income, therefore the calculation of these financial measures may be different from the calculations used by other companies and comparability may therefore be limited. You should not consider EBITDA, Adjusted EBITDA or any of our other non-GAAP financial measures as an alternative or substitute for our results.

The following are reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most comparable GAAP measure:

(in thousands)	Three months ended September 30, 2022	Nine months ended September 30, 2022	Three months ended September 30, 2021	Nine months ended September 30, 2021
(unaudited)
Net income (loss)	$25,005	$43,912	$(8,909)	$(54,431)
Amortization and depreciation	21,045	59,120	16,828	46,483
Interest expense, net	16,771	49,583	12,330	33,584
Income tax expense (benefit)	4,040	297	(92)	5,330

EBITDA	66,861	152,912	20,157	30,966
Impairment - decommissions	706	2,743	386	2,780
Realized/unrealized gain on foreign currency debt	(63,694)	(146,593)	(16,540)	(27,485)
Share-based compensation expense	5,375	15,463	3,878	11,823
Non-cash foreign currency adjustments	1,745	6,327	403	2,406
Transaction-related costs	3,095	3,707	112	1,836

Adjusted EBITDA	$14,088	$34,559	$8,396	$22,326

Acquisition Capex

Acquisition Capex is a non-GAAP financial measure. Our payments for acquisitions of real property interests consist of either a one-time payment upon the acquisition or up-front payments with contractually committed payments made over a period of time, pursuant to each real property interest agreement. In all cases, we contractually acquire all rights associated with the underlying revenue-producing assets upon entering into the agreement to purchase the real property interest and records the related assets in the period of acquisition. Acquisition Capex therefore represents the total cash spent and committed to be spent for the acquisitions of revenue-producing assets during the period measured. Management believes the presentation of Acquisition Capex provides valuable additional information for users of the financial statements in assessing our financial performance and growth, as it is a comprehensive measure of our investments in the revenue-producing assets that we acquire in a given period. Acquisition Capex has important limitations as an analytical tool, because it excludes certain fixed and variable costs related to our selling, marketing and underwriting activities included in selling, general and administrative expenses in the condensed consolidated statements of operations, including corporate overhead expenses. Further, this financial measure may be different from calculations used by other companies and comparability may therefore be limited. You should not consider Acquisition Capex or any of the other non-GAAP measures we utilize as an alternative or substitute for our results.

The following is a reconciliation of Acquisition Capex to the amounts included as an investing cash flow in the condensed consolidated statements of cash flows for investments in real property interests and related intangible assets, the most comparable GAAP measure, which generally represents up-front payments made in connection the acquisition of these assets during the period. The primary adjustment to the comparable GAAP measure is “committed contractual payments for investments in real property interests and intangible assets,” which represents the total amount of future payments that we were contractually committed to make in connection with our acquisitions of real property interests and intangible assets that occurred during the period. Additionally, foreign exchange translation adjustments impact the determination of Acquisition Capex.

(in thousands)	Nine months ended September 30, 2022	Nine months ended September 30, 2021
(unaudited)
Investments in real property interests and related intangible assets	$338,236	$354,008
Committed contractual payments for investments in real property interests and intangible assets	13,325	15,602
Foreign exchange translation impacts and other	(27,338)	(9,952)

Acquisition Capex	$324,223	$359,658

Annualized In-Place Rents

Annualized in-place rents is a non-GAAP measure that measures performance based on annualized contractual revenue from the rents expected to be collected on leases owned and acquired (“in place”) as of the measurement date. Annualized in-place rents is calculated using the implied monthly revenue from all revenue producing leases that are in place as of the measurement date multiplied by twelve. Implied monthly revenue for each lease is calculated based on the most recent rental payment under such lease. Management believes the presentation of annualized in-place rents provides valuable additional information for users of the financial statements in assessing our financial performance and growth. In particular, management believes the presentation of annualized in-place rents provides a measurement at the applicable point of time as opposed to revenue, which is recorded in the applicable period on revenue-producing assets in place as they are acquired. Annualized in-place rents has important limitations as an analytical tool because it is calculated at a particular moment in time, the measurement date, but implies an annualized amount of contractual revenue. As a result, following the measurement date, among other things, the underlying leases used in calculating the annualized in-place rents financial measure may be terminated, new leases may be acquired, or the contractual rents payable under such leases may not be collected. In these respects, among others, annualized in-place rents differs from “revenue,” which is the closest comparable GAAP measure and which represents all revenues (contractual or otherwise) earned over the applicable period. Revenue is recorded as earned over the period in which the lessee is given control over the use of the wireless communication sites and recorded over the term of the lease. You should not consider annualized in-place rents or any of the other non-GAAP measures we utilize as an alternative or substitute for our results. The following is a comparison of annualized in-place rents to revenue, the most comparable GAAP measure:

(in thousands)	Nine months ended September 30, 2022	Year ended December 31, 2021
Revenue for year ended December 31		$103,609
Annualized in-place rents as of December 31		$117,924
Annualized in-place rents as of September 30	$133,553